UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

LIFEPOINT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Seven Springs Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 920-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of LifePoint Health, Inc. (the “Company”) was held on October 29, 2018. There were 38,676,430 shares of common stock entitled to be voted at the Special Meeting, and 34,021,286 shares present in person or represented by proxy at the Special Meeting. The Special Meeting was held for the purpose of considering and voting upon the following matters: (1) a proposal to adopt the Agreement and Plan of Merger, dated as of July 22, 2018 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, RegionalCare Hospital Partners Holdings, Inc. (D/B/A RCCH HealthCare Partners), a Delaware corporation (“Parent”), and Legend Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for the acquisition of the Company by Parent (the “Merger Proposal”); (2) a proposal to approve one or more adjournments of the Special Meeting, if necessary or advisable, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement (the “Adjournment Proposal”); and (3) a proposal to approve, on an advisory (non-binding) basis, certain “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the consummation of the Merger (the “Golden Parachute Compensation Proposal”). The Merger Proposal, the Adjournment Proposal and the Golden Parachute Compensation Proposal are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on September 27, 2018.

As the vote to adopt the Merger Agreement was approved, the Adjournment Proposal became moot and was not acted upon by the Company’s Board of Directors. The voting results for the Merger Proposal, the Adjournment Proposal and the Golden Parachute Compensation Proposal are as follows:

The Merger Proposal

For	33,956,918
Against	34,698
Abstentions	29,670

The Adjournment Proposal

For	28,018,762
Against	5,968,665
Abstentions	33,859

The Golden Parachute Compensation Proposal

For	5,631,457
Against	28,311,160
Abstentions	78,669

Item 8.01. Other Events.

On October 29, 2018, the Company issued a press release announcing the results of its stockholders’ vote at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of the Company dated October 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HEALTH, INC.

By:	/s/ Jennifer C. Peters
Name:	Jennifer C. Peters
Title:	General Counsel and Corporate Secretary

Date: October 29, 2018